UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Renewal of Advisory Agreement

On November 8, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”) renewed its advisory agreement with its external advisor, KBS Capital Advisors LLC (the “Advisor”). The renewed advisory agreement is effective through November 8, 2008; however, either party may terminate the renewed advisory agreement without cause or penalty upon providing 60 days’ written notice. The terms of the renewed advisory agreement are identical to those of the advisory agreement that was in effect through November 8, 2007, as amended throughout the year, except the Advisor agreed to extend its agreement to advance funds, if necessary, for distributions. The Advisor agreed to advance funds to the Company equal to the amount by which the cumulative amount of distributions declared by the Company from January 1, 2006 through the period ending January 31, 2008 exceeds the amount of the Company’s funds from operations (as defined by NAREIT) from January 1, 2006 through January 31, 2008. The Advisor agreed that the Company will only be obligated to reimburse the Advisor for these expenses if and to the extent that the Company’s cumulative funds from operations for the period commencing January 1, 2006 through the date of any such reimbursement exceed the lesser of (i) the cumulative amount of any distributions declared and payable to the Company’s stockholders as of the date of such reimbursement or (ii) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from July 18, 2006 through the date of such reimbursement. No interest will accrue on the advance being made by the Advisor.

Acquisition of the ADP Plaza

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the property described in Item 2.01 is incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 7, 2007, the Company, through an indirect wholly owned subsidiary, KBS ADP Plaza, LLC, purchased two four-story office buildings containing 180,772 rentable square feet with a four-story parking garage containing 117,614 square feet (the “ADP Plaza”) from Antares-A, Inc., which is not affiliated with the Company or its advisor, KBS Capital Advisors LLC (the “Advisor”). The ADP Plaza is located on two parcels of land totaling approximately 2.3-acres at 2525 SW First Avenue and 2715 SW Third Avenue in Portland, Oregon.

The purchase price of the ADP Plaza was approximately $33.1 million plus closing costs. The acquisition was funded with proceeds from the Company’s ongoing public offering and will secure the loan described below.

The ADP Plaza was completed in 1981 and is currently 91% leased by Automatic Data Processing (64%) and Oregon Health and Science University (27%). Automatic Data Processing provides computerized transaction processing, data communication and information services. It is one of the largest providers of a broad range of premier, mission-critical, cost-effective transaction processing and information-based business solutions. Oregon Health and Science University is a public academic health center in Oregon that combines Oregon state dentistry, medicine, and nursing programs into a single center.

The current aggregate annual base rent for the tenants of the ADP Plaza is approximately $3.2 million. As of November 2007, the current weighted-average remaining lease term for the current tenants of the ADP Plaza is approximately 2.5 years. The Automatic Data Processing lease expires in December 2009 and the average annual rental rate for the Automatic Data Processing lease over the remaining lease term is approximately $20.77 per square foot. Automatic Data Processing has the right, at its option, to extend the lease for one additional five-year period. The Oregon Health and Science University lease expires in March 2011, and the average annual rental rate for the Oregon Health and Science University lease over the remaining lease term is approximately $24.84 per square foot. Oregon Health and Science University has the right, at its option, to extend the lease for one additional five-year period.

The Company does not intend to make significant renovations or improvements to the ADP Plaza. Management of the Company believes that the ADP Plaza is adequately insured.

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ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF COMPANY

Substitution of Collateral and Mortgage Loans

On September 20, 2007, the Company, through two wholly owned subsidiaries, completed the secured financing of three distribution and office/warehouse properties containing 706,773 rentable square feet located in Minnesota, Texas and Georgia (the “Cardinal Health Building,” the “Corporate Express Building” and the “Hartman Business Center One,” respectively). The Company acquired the Cardinal Health Building, the Corporate Express Building and the Hartman Business Center One on July 25, 2007 as part of its acquisition of the Opus National Industrial Portfolio. The Company obtained six-year financing from a financial institution in the amount of approximately $20.9 million at a fixed interest rate of 5.56% per annum (the “Cardinal Health, Corporate Express and Hartman Business Center - Mortgage Loan”). The loan matures on October 1, 2013.

In connection with the Cardinal Health, Corporate Express and Hartman Business Center - Mortgage Loan, the Company entered into a collateral substitution agreement which provides that upon payment of a collateral substitution fee of $10,000, the Company may substitute replacement property of equal or greater value as security for the loan, including without limitation the ADP Plaza.

Upon its acquisition of the ADP Plaza, the Company paid a substitution fee of $10,000 and substituted the collateral under the Cardinal Health, Corporate Express and Hartman Business Center - Mortgage Loan with the ADP Plaza. Upon substitution of the collateral, the loan became secured solely by the ADP Plaza (the “ADP Plaza Mortgage Loan”).

None of the loan terms changed upon substitution of the collateral. Monthly installments on the ADP Plaza Mortgage Loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The Company has the right to prepay the entire loan one year after October 1, 2007 by providing 30 days written notice of election to prepay the note, and upon payment of a prepayment premium equal to the greater of (a) 1.00% of the outstanding principal amount of the note or (b) the present value of the note (calculated as of the prepayment date at a discount rate equal to the yield of U.S. Treasuries with maturity equal to the remaining term of the note plus 0.50%) less the outstanding principal amount of the note.

On November 9, 2007, the Company, through wholly owned subsidiaries, entered into three separate secured bridge loans for approximately $6.9 million, $5.3 million and $9.5 million with a financial institution that are secured by the Cardinal Health Building, the Corporate Express Building and the Hartman Business Center, respectively (the “Cardinal Health Building Mortgage Loan,” the “Corporate Express Building Mortgage Loan” and the “Hartman Business Center Mortgage Loan”). The maturity date for all three loans is November 9, 2008. Interest will accrue on these loans at either the Prime Rate as established from time to time by the lender or LIBOR plus 1.40% (subject to adjustment for a reserve percentage established by the lender), at the Company’s option. There is no prepayment fee for principal borrowed at the Prime Rate. For principal borrowed at LIBOR plus 1.40%, there is a breakage fee for prepayment of the loan. In addition, under certain circumstances the Company must pay an exit fee in connection with repayment of each of the loans. If the Company repays one of the loans, in whole or in part, on or before the maturity date, the Company must pay the lender an exit fee in an amount equal to 0.125% of the amount being repaid, unless (i) such amounts are being repaid with proceeds from a replacement financing from the lender or (ii) the Company repays the entire amount of the respective loan with proceeds from the sale of the property securing the loan to a bona-fide third-party purchaser. Notwithstanding the above, the Company has no obligation to pay an exit fee if (a) the Company repays the loan with proceeds other than from lender refinancing and the lender has not provided the Company a reasonable quote for replacement financing or (b) the Company is repaying a portion of a loan for the sole purpose of reducing the outstanding amount of the loan to 50% of the lesser of the appraised value of the property securing the loan or the acquisition cost of the property securing the loan. The loan agreements for the Cardinal Health Building Mortgage Loan, the Corporate Express Building Mortgage Loan and the Hartman Business Center Mortgage Loan all contain cross-default and cross-collateralization provisions such that each of these loans as well as secured loans the Company may enter in the future with respect to eight other properties with this lender are cross-defaulted and cross-collateralized with each other.

During the term of each loan, at all times while the ratio of the loan commitment to the lesser of (i) the appraised value of the property and (ii) the acquisition cost of the property, is greater than 50%, the Company has agreed to cause the Company and its subsidiaries to comply with certain financial covenants related to their net worth, ratio of total liabilities to gross asset value, ratio of EBITDA to fixed charges, and total amount of unfunded commitments. In addition, during the term of the loans, the Company has agreed to certain restrictions regarding the distributions of the Company and the Operating Partnership and the indebtedness of the Company and its subsidiaries.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing , the Company hereby confirms that it intends to file the required financial statements on or before January 24, 2008, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: November 14, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer